      As filed with the Securities and Exchange Commission on July 16, 1999

                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         -------------------------------

                              VSI ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)

     DELAWARE
 (State or other            ----------------------------         84-1104448
 jurisdiction of                                             (I.R.S. Employer
 incorporation or              5801 GOSHEN SPRINGS ROAD   Identification Number)
   organization)               NORCROSS, GEORGIA 30071
                     (Address of principal executive offices)



                         -------------------------------

                             1991 STOCK OPTION PLAN
                            (Full Title of the Plan)


                         -------------------------------

                  RICHARD E. HARRISON, CHIEF EXECUTIVE OFFICER
                            5801 GOSHEN SPRINGS ROAD
                             NORCROSS, GEORGIA 30071
                                 (770) 242-7566
                 (Name, address and telephone number, including
                        area code, of agent for service)

                         ------------------------------

                              Copies Requested to:

                             ROBERT T. MOLINET, ESQ.
                         SMITH, GAMBRELL & RUSSELL, LLP
                                   SUITE 3100
                           1230 PEACHTREE STREET, N.E.
                             ATLANTA, GEORGIA 30309
                                 (404) 815-3643

                         ------------------------------


                                               CALCULATION OF REGISTRATION FEE
=========================================================================================================================

     Title of                                             Proposed                Proposed
    Securities                   Amount                    Maximum                 Maximum                    Amount of
       to be                      to be                 Offering Price            Aggregate                  Registration
    Registered                 Registered               Per Share (1)         Offering Price (1)                  Fee
-------------------------------------------------------------------------------------------------------------------------

Options and underlying
shares of Common Stock       225,000 Shares             $0.375                $84,375                        $24
=========================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

================================================================================

         This Registration Statement covers 225,000 additional shares of the $0.001 par value Common Stock of VSI Enterprises, Inc. (the "Company") issuable pursuant to the Company's 1991 Stock Option Plan, for which previously filed Registration Statements on Form S-8 are effective. The number of shares being registered hereby reflects the effects of a 1-for-4 reverse split of the Company's common stock effected on January 15, 1999. The contents of the Company's earlier Registration Statements on Form S-8, File Nos. 333-18237, 33-72512 and 33-44035, as filed with the Securities and Exchange Commission on December 19, 1996, December 3, 1993 and November 14, 1991, respectively, are incorporated by reference.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents listed below are hereby incorporated by reference into this Registration Statement, and all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents:

         (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;
         (b) the Company's Quarterly Report on form 10-Q for the quarter ended March 31, 1999;
         (c)      the Company's Current report on Form 8-K dated January 5,
                  1999; and
         (d) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, as filed with the Securities and Exchange Commission on November 12, 1991.

ITEM 4.  DESCRIPTION OF SECURITIES.

         No response to this item is required.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         No response to this item is required.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         The Company's Certificate of Incorporation provides that in actions other than in the right of the Company, the Company indemnifies directors and officers of the Company against costs, charges, expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Company.

         With respect to actions by or in the right of the Company, the Company indemnifies directors and officers of the Company against costs, charges and expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of any action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company; except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the court shall deem proper.

          The indemnification provisions contained in the Company's Certificate of Incorporation are substantially coextensive with the provisions of
          Section 145 of the Delaware General Corporation Law, which sets forth the applicable terms, conditions and limitations governing the indemnification of officers, directors and other persons.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         No response to this item is required.

ITEM 8.  EXHIBITS.

         The following exhibits are filed with or incorporated by reference into this Registration Statement:

         Exhibit
         Number                     Description of Exhibit
         -------                    ----------------------

          4.1                 -     VSI Enterprises, Inc. 1991 Stock Option Plan, filed as exhibit 4.1 to the
                                    Company's Form S-8 Registration Statement filed on November 14, 1991,
                                    Registration No. 33-44035.

          4.2                 -     Amendment No. 1 to the Company's 1991 Stock Option Plan, filed as exhibit 4.2 to the Company's Form S-8 Registration Statement filed on
                                    December 3, 1993, Registration No. 33-72512

          4.3                 -     Amendment No. 2 to the Company's 1991 Stock Option Plan, filed as exhibit 4.3 to the Company's Form S-8 Registration Statement filed on
                                    December 3, 1993, Registration No. 33-72512

          4.4                 -     Amendment No. 3 to the Company's 1991 Stock Option Plan, filed as exhibit 4.4 to the Company's Form S-8 Registration Statement filed on
                                    December 19, 1996, Registration No. 333-18237.

          4.5                 -     Amendment No. 4 to the Company's 1991 Stock Option Plan, filed as exhibit 4.5 to the Company's Form S-8 Registration Statement filed on
                                    December 19, 1996, Registration No. 333-18237.

          4.6                 -     Amendment No. 5 to the Company's 1991 Stock Option Plan, filed as exhibit 10.3.5 to the Company's Annual Report on Form 10-K for the year ended December 31, 1998.

          4.7                 -     Form of Stock Option Agreement under the Company's 1991 Stock Option
                                    Plan, filed as exhibit 4.4 to the Company's Form S-8 Registration
                                    Statement filed on December 3, 1993, Registration No. 33-72512.

          5.1                 -     Opinion of Smith, Gambrell & Russell, LLP.

         23.1                 -     Consent of Grant Thornton LLP.

         23.2                 -     Consent of Arthur Andersen LLP.

         23.3                 -     Consent of Smith, Gambrell & Russell, LLP (contained in their opinion filed as Exhibit 5.1).


ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Norcross, State of Georgia, on this 15th day of July, 1999.

                                        VSI ENTERPRISES, INC.



                                        By: /s/ Richard E. Harrison
                                            ------------------------------------
                                            Richard E. Harrison
                                            Chief Executive Officer and Director
                                            (Principal Executive Officer)

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

            Signature                                                Title                            Date
            ---------                                                -----                            ----

        /s/ Richard E. Harrison                              Chief Executive Officer              July 15, 1999
-----------------------------------
            Richard E. Harrison

       /s/ Karen T. Franklin                                 Chief Financial Officer              July 15, 1999
-----------------------------------                         (Principal Financial and
           Karen T. Franklin                                   Accounting Officer)

       /s/ Larry M. Carr                                            Director                      July 15, 1999
-----------------------------------
           Larry M. Carr

       /s/ Harlan D. Platt                                          Director                      July 15, 1999
-----------------------------------
           Harlan D. Platt

       /s/ Julia B. North                                           Director                      July 15, 1999
-----------------------------------
           Julia B. North

                                                                    Director                      July   , 1999
-----------------------------------
           Edward S. Redstone

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                            DESCRIPTION OF EXHIBIT
-------                           ----------------------

  5.1                             Opinion of Smith, Gambrell & Russell, LLP.

 23.1                             Consent of Grant Thornton LLP.

 23.2                             Consent of Arthur Andersen LLP.